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                                                                    EXHIBIT 10.5

                                 LEASE AGREEMENT
                                 BY AND BETWEEN

                              620 PLATT ROAD, LLC
                                    (Lessor)

                                       AND

                     THE COLONEL'S TRUCK ACCESSORIES, INC.
                                    (Lessee)

                             DATED: January 1, 2000

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                                      INDEX

Article I - The Demised Premises and the Term                                  1

         Section 1.01 - The Property Leased                                    1
         Section 1.02 - The Demised Term                                       1

 Article II - Rent

         Section 2.01 - Covenant                                               1
         Section 2.02 - Rental                                                 1

 Article III - Possession                                                      2

         Section 3.01 - Effect of Holding Over                                 2
         Section 3.02 - Quiet Enjoyment                                        2

 Article IV - Use of Demised Premises                                          2

         Section 4.01 - Waste and Conformance with Laws                        2
         Section 4.02 - Lessee's Use                                           2
         Section 4.03 - Compliance                                             2
         Section 4.04 - Existing Conditions                                    3

  Article V - Taxes                                                            4

         Section 5.01 - Taxes and Assessments                                  4
         Section 5.02 - Personal Property Taxes                                4

  Article VI- Care of Demised Premises                                         4

         Section 6.01 - Injury to Buildings                                    4


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  Article VII -
         Section 7.01 - Facilities Provided by Lessor                          5
         Section 7.02 - Payment for Electricity and
              Utilities by Lessee                                              5
         Section 7.03 - Non-Liability of Lessor                                5

  Article VIII - Maintenance of Buildings                                      5
         Section 8.01 - Obligations of Lessee                                  5

  Article IX - Signs, Alterations and Renovations                              5
        Section 9.01 - Signs                                                   5
        Section 9.02 - Ownership of Improvements                               6
        Section 9.03 - Alterations                                             6

  Article X - Indemnification                                                  7
        Section 10.01 - Lessee's Obligation                                    7

  Article XI - Insurance                                                       7
        Section 11.01 - Lessee Shall Insure the
              Demised Premises                                                 7
        Section 11.02 - Lessee's Insurance                                     7

  Article XII - Assignment and Liens                                           9
        Section 12.01 - Consent to Assignment                                  9
        Section 12.02 - Assignment and Subletting                              9
        Section 12.03 - Information to be Furnished                            9
        Section 12.04 - Exempt Sublets                                         9
        Section 12.05 - Liens                                                 10

  Article XIII - Access to Demised Premises                                   10
        Section 13.01 - By Lessor                                             10

  Article XIV - Damages                                                       10
        Section 14.01 - Lessor's Obligation to Rebuild                        10
        Section 14.02 - Right to Terminate                                    10
        Section 14.03 - Limited Obligation to Repair                          11
        Section 14.04 - Non-abatement of Rent                                 11
        Section 14.05 - Damage Near End of Term                               12

  ARTICLE XV - Default and Remedies of Lessor                                 12
        Section 15.01 - Lessee's Default                                      12
        Section 15.02 - Remedies                                              12
        Section 15.03 - Lessor's Default                                      14



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  Article XVI - Eminent Domain                                                14
        Section 16.01 - Total Condemnation                                    14
        Section 16.02 - Partial Compensation                                  14

  Article XVII - Subordination                                                15
         Section 17.01 - Subordination                                        15

  Article XVIII - Notices                                                     15

  Article IXX - Construction                                                  16
         Section 19.01 - Relationship of Parties and
              Construction of Amendment                                       15

  Article XX - Consent Not Unreasonably Withheld
         Non-Waiver                                                           16
         Section 20.01 - Lessor's Consent                                     16

  Article XXI - Miscellaneous Terms and Conditions                            16
         Section 21.01 - Supersedes All Prior Agreements                      16
         Section 21.02 - Governing Law                                        16
         Section 21.03 - Invalid Provisions                                   17
         Section 21.04 - Binding Effect                                       17
         Section 21.05 - Right of First Refusal                               17
         Section 21.06 - Attorneys' Fees                                      17
         Section 21.07 - Late Payment Charges                                 17
         Section 21.09 - Estoppel Certificates                                17

EXHIBITS:
         A - Real Property


                                       iii

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                                      LEASE

THIS LEASE, executed this 1st day of January, 2000, by and between 620 Platt Road, LLC (Hereinafter referred to as the "Lessor"), and THE COLONEL'S, TRUCK ACCESSORIES, INC., a Michigan corporation, of 5550 Occidental Highway, Tecumseh, Michigan (hereinafter referred to as the "Lessee").

W I T N E S S E T H

WHEREAS, the Lessor desires to lease to the Lessee and the Lessee desires to lease from the Lessor the real property and improvements commonly known as 951 Aiken Road, Michigan, and further identified by its legal description in Exhibit A; and
WHEREAS, the parties hereto wish to set forth other terms and conditions relative to their business agreements;
NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and each and every act to be performed hereunder by either of the parties, such parties enter into the following Agreement:

ARTICLE I
The Demised Premises and the Term

Section 1.01. The Property Leased. The Lessor hereby lets and demises to the Lessee, and the Lessee hereby leases from the Lessor, the real property with all improvements and appurtenances described on Exhibit A. The said real property and improvements and appurtenances to be leased pursuant to this Agreement is sometimes hereinafter referred to as the "Demised Premises".

Section 1.02. The Demised Term. To have and to hold the Demised Premises with the rights, privileges, easements and appurtenances thereto attaching and belonging, to the Lessee, its successors and assigns, with a quiet and undisturbed possession to Lessee, for a term beginning on January 1, 2000 and extending for 120 months from such date to and including December 31, 2009 (such period being hereinafter referred to as the "Demised Term").

ARTICLE II
Rent

Section 2.01. Covenant. The Lessee covenants that it will pay the rental set forth below for the Demised premises to the Lessor, at 5550 Occidental Highway, Tecumseh, MI 49286, or at such other address that the Lessor may specify from time to time.
Section 2.20. Rental. For the Demised Term the Lessee will pay to the Lessor a rental of a monthly rent (hereinafter "Monthly Rent") of $50,000 Dollars per

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month plus such other amounts as are set forth herein on the first (1st) day of each month of the Demised Term.

ARTICLE III
Possession

Section 3.01. Effect of Holding Over. If Lessee remains in possession of all or any part off the Demised Premises after the expiration of the Demised Term, with the express or implied consent of Lessor, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. If Lessor remains in possession either with or without Lessor's consent, Monthly Rent shall be increased to an amount equal to One Hundred Twenty-Five (125%) percent of the Monthly Rent payable during the last month of the Demised Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein. If Lessee remains in possession without Lessor's consent, Lessee shall indemnify, defend and hold Lessor harmless from all claims, costs and liabilities including attorneys' fees and costs, arising from or in connection with Lessee remaining in possession.

Section 3.02. Quiet Enjoyment. Lessor covenants that Lessee, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Demised Premises as against any person claiming the same by, through or under Lessor.

ARTICLE IV
Use of Demised Premises

Section 4.01. Waste and Conformance with Laws. No waste or damage shall be committed upon or to the Demised Premises. The Demised Premises shall not be used for any unlawful purpose, and no violations of law shall be committed thereon by Lessee or its employees. The Lessee shall at its own cost and expense promptly comply with all laws, rules, orders, ordinances and regulations of the federal, state and city governments and any and all of their departments and bureaus and those of any other competent authority relating to the use of the Demised Premises or to the condition of the portion thereof which the Lessee is required to maintain.

Section 4.02, Lessee's Use. Lessee shall use the Demised Premises solely for industrial use including warehouse and related office uses and shall not use the Demised Premises for any other purpose without obtaining the prior written consent of the Lessor.

Section 4.03. Compliance. Lessee shall not commit any public or private nuisance or any other act of thing which might or would disturb the quiet

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enjoyment of any other tenant or any occupant of nearby property. Lessee shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Lessor or which endanger the structure of the Demised Premises nor place any harmful liquids in the drainage systems nor pump or store waste materials or refuse or allow such to remain outside the building proper, except in the enclosed trash areas provided. Lessee shall not store or permit to be stored or otherwise place any other material of any nature whatsoever outside the building.

  (a) "Hazardous Material" shall mean any substance or material which is capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by any federal, state or local law, ordinance, rule, regulation or policy.
  (b) Lessee shall not introduce any Hazardous Material in on or adjacent to the Demised Premises without complying with all applicable federal, state and local laws, ordinances, rules, regulations, and policies relating to the release, storage, use, disposal, transportation or clean-up of Hazardous Materials, including, but not limited to, the obtaining of proper permits. Lessee shall immediately notify Lessor of any release or contamination or any inquiry, test, investigation, or enforcement proceeding by or against Lessee or the Demised Premises concerning a Hazardous Material of which Lessee has knowledge. If Lessee's release, storage, use, disposal or transportation of any Hazardous Material in, on or adjacent to the Demised Premises results in any contamination of the Demised Premises, or the soil, or surface or groundwater in or about the Demised Premises, Lessee shall clean-up all such contamination at its expense. Lessee shall indemnify, defend and hold Lessor harmless from and against any claims, suits, causes of action, costs, fees, including attorneys' fees and costs, arising out of or in connection with (i) any such contamination to the extent caused by the acts or omissions of Lessee, its agents, employees, contractors, invitees, or Subtenants, (ii) any clean-up work, inquiry or enforcement proceeding arising out of or in connection with such contamination,
(iii) any Hazardous Materials released, stored, used, disposed of, or transported by Lessee or its agents, employees, contractors or invitees, or (iv) any loss or damage to persons or property resulting from items (i) through (iii) above. Lessee's obligations under this subparagraph shall survive the termination of this Lease.

Section 4.04 Existing conditions. Tenant shall be responsible for any remediation required for conditions which did or may have existed on the premises before the term of this lease, as if those conditions were ones caused or permitted by the Tenant under Section 4.03, except that Tenant's liability under this sub-section (4.04) shall not exceed an aggregate amount of $1,000,000.

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ARTICLE V
Taxes

Section 5.01. Taxes and Assessments. Lessee shall be responsible for and shall pay for all Michigan Single Business taxes, and all real and/or personal property taxes assessed or due by any governmental authority for the respective taxes assessed or due on the Demised Premises. Lessee shall also pay prior to delinquency all real property taxes which are defined as: Any form of assessment, license, fee, rent tax, levy, penalty (if a result of Lessee's delinquency), or tax (other than net income, estate, succession, inheritance, transferor franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Demised Premises, the rent or other sums payable hereunder by Lessee or by other sub-lessees, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease: (ii) imposed upon any legal or equitable interest of Lessor in the Demised Premises or any part thereof (iii) imposed upon this transaction or any document to which Lessee is a party creating or transferring any interest in the Demised Premises: (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Demised Premises whether or not now customary or within the contemplation of the parties (v) imposed as a special assessment for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services: or (vi) imposed as a result of any transfer of any interest in the Demised Premises by Lessor, or the construction of any improvements thereon or thereto.

Section 5.02. Personal Property Taxes. Lessee shall also pay prior to delinquency all taxes assessed or levied against Lessee's personal property in, on or about the Demised Premises or elsewhere. When possible, Lessee shall cause its personal property to be assessed and billed separately from the real or personal property of Lessor.

ARTICLE VI
Care of Demised Premises

Section 6.01. Injury to Buildings. The Lessee shall not perform any acts or carry on any practices which may injure the buildings and shall keep the Demised Premises under its control, including the walkways on the premises and any loading areas, clean and free from refuse at all times, and shall store all refuse in appropriate containers within the Demised Premises and arrange for the regular pick-up of such refuse at the Lessee's expense. The Lessee shall not burn any refuse of any kind in or about the buildings.

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ARTICLE VII
Section 7.01. Facilities Provided by Lessor. The Lessor shall provide the Demised Premises on Exhibit A in an "as is" condition at the commencement of the Lease, which the Lessee agrees to accept.

Section 7.02. Payment for Electricity and All Utilities by Lessee. Payment for electricity and all utilities used by Lessee used upon or in connection with the Demised Premises shall be made by the Lessee promptly when due.

Section 7.03. Non-Liability of Lessor. The Lessor shall not be liable in damages or otherwise, should the furnishing of any service by it to the Demised Premises by interrupted by fire, accident, riot, strike, acts of God, or the making of necessary repairs or improvements or other causes beyond the control of the Lessor.

ARTICLE VIII
Maintenance of Building

Section 8.01. Obligations of Lessee. The Lessee shall keep the entire buildings and parking lots and all parts of the Demised Premises, (excluding the roof, foundations and outer walls, which is landlord's responsibility), lights, the outer and inner walls (including all doors, glass window and door and window frames), gutters, down spouts, electrical and refrigeration equipment roofs, all plumbing, electrical wiring, all improvements, interiors and all equipment related to the Demised Premises in good repair and condition. The Lessor shall not be obligated make any improvements or repairs of any kind upon the Demised Premises, and all other portions of the Demised Premises shall at all times be kept in good order, operating condition and repair by the Lessee, and shall also be kept in a clean, sanitary and safe condition in accordance with all directions, rules and regulations of the Health Officers, Fire Marshall, Building Inspector, or other proper officers of the governmental agencies having jurisdiction, at the sole cost and expense of the Lessee.

The Lessee shall permit no injury to the Demised Premises, and the Lessee shall, at its own cost and expense, replace any windows, doors, frames and accessory parts thereof, on the Demised Premises which may be broken or damaged. At the expiration of the Demised Term, the Lessee shall surrender the premises, and each portion thereof, in as good condition as the same is on the Commencement Date, reasonable wear and tear and loss by fire and other unavoidable casualty excepted.

ARTICLE IX
Signs, Alterations and Renovations

Section 9.01. The location, size, design, color and other physical aspects of the Lessee identification sign shall be subject to the Lessor's written approval prior to


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installation, which shall not be unreasonably withheld, any appropriate municipal or other governmental approvals. The cost of the sign, its installation, maintenance and removal expense shall be Lessee's sole expense. If Lessee fails to maintain its sign, or, if Lessee fails to remove its sign upon termination of this Lease, Lessor may do so at Lessee's expense and Lessee's reimbursement to Lessor for Such amounts shall be deemed additional rent.

Section 9.02. Ownership of Improvements. All alterations, additions, improvements and fixtures, including lighting fixtures, ducts, controls, filters, or other equipment for distribution of heating or cooling, other than trade fixtures, which may be made or installed by either of the parties hereto upon the Demised Premises and which in any manner are attached to the floors, walls or ceilings, shall become the property of the Lessor at the termination of this lease and shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, molestation or injury. Any linoleum, carpeting, or floor covering of similar character, which may be affixed to the floor of the Demised Premises shall be and become the property of the Lessor absolutely upon the termination of this lease.

Section 9.03. Alterations. Lessee shall not make or permit any alterations in, on or about the Demised Premises, except for nonstructural alterations not exceeding Twenty-Five Thousand ($25,000.00) Dollars in cost per calendar year, without the prior written consent of the Lessor, and according to plans and specifications approved in writing by Lessor, which consent shall not be unreasonably withheld. With regard to alterations not requiring Lessor's consent, Lessee shall provide Lessor with copies of all plans and specifications therefor prior to the construction thereof. Notwithstanding the foregoing, Lessee shall not, without the prior written consent of the Lessor, make any:
(i) Alterations to the structure or exterior of the Building;
(ii) Alterations to and penetrations of the roof of the Buildings and
(iii) Alterations visible from outside the Demised Premises to which Lessor may withhold Lessor's consent on wholly aesthetic grounds.

All alterations shall be installed at Lessee's sole expense, in compliance with all applicable laws and regulations, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Demised Premises existing as of the commencement date hereof, and shall not diminish the value of either the building or the Demised Premises. All alterations made by Lessee shall be and become the property of Lessor upon installation and shall not be deemed Lessee's personal property: provided, however, that Lessor shall at the time consent for the alterations is requested, notify Lessee whether Lessee must at the expiration or earlier termination of the Demised Term, remove, at Lessee's expense, any or all alterations installed by Lessee and return the Demised Premises to their condition prior to the installation of such alterations, normal wear and tear excepted. Notwithstanding any other provision of this Lease, Lessee shall be solely responsible for the maintenance and repair of any and all alterations made by it to the Demised Premises. Lessee shall give Lessor written notice of Lessee's intention to perform work on the Demised Premises, whether or not Lessor's consent is required, at least twenty
(20) days prior to the commencement of such work to enable Lessor to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work, Lessor, at Lessor's option at the expiration or earlier termination of the Demised Term, may require Lessee to remove some or all of any alterations installed without Lessor's consent.

ARTICLE X
Indemnification

Section 10.01. Lessee's Obligation. Lessee will indemnify Lessor and save Lessor harmless from and against any and all claims, actions, damages, liability and expense in connection with death or injury to person(s) or loss or damage to property occurring in, on or about, or arising out of the Demised Premises or adjacent areas, the use of occupancy thereof or the conduct or operation of Lessee's business or occasioned wholly or in part by any act or omission of Lessee, Lessee's agents, contractors, customers or employees. All property kept, stored, or maintained in or on the Demised Premises shall be So kept, stored or maintained at the sole risk of the Lessee. The Lessee shall not will fully allow the filing of any mechanic's liens against the Demised Premises.

ARTICLE XI
Insurance

Section 11.01. Lessee Shall Insure the Demised Premises. Lessee shall, at its expense, insure the Demised Premises and cause to be paid insurance premiums at Lessee's expense with suitable insurance companies and in such amount as is satisfactory to Lessor and shall name Lessor as an insured to the extent of Lessor's interest. The Lessee shall not carry any stock or lease to any subtenant, or do anything in or about the Demised Premises which will in any way tend to increase the insurance rates on the Demised Premises or the building of which they are a part. The Lessee shall promptly pay when due, as additional rental, any premiums for insurance against loss by fire or other casualty which may be charged during the Demised Term on the amount of insurance to be carried by the Lessor at Lessor's discretion but not to exceed replacement cost on the Demised Premises and/or the building of which they are a part, and shall name the Lessor as a named insured. If the Lessee installs any electrical equipment which overloads the lines in the Demised Premises, the Lessee shall, at its own expense, make such changes as are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction.

Section 11.02. Lessee's Insurance. Lessee agrees to maintain in full force and effect at all times during the Demised Term, at its own expense, for the


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protection of Lessee and Lessor, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Lessor which afford the following coverages:
Business interruption insurance in an amount not less than Seven Million and no/100 ($7,000,000) Dollars, which includes coverage for the Lessee's rent obligations to Lessor, among other continuing expenses.

Comprehensive general liability insurance in an amount not less than Three Million and no/100 ($3,000,000.00) Dollars combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations and products liability, naming Lessor and its agents as additional insureds. (ii) "All Risk" property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Lessee's personal property located on or in the Demised Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Lessor shall have no interest in the insurance proceeds on Lessee's personal property.

Said insurance shall be in the form and with companies satisfactory to Lessor and shall provide that such insurance shall not be subject to cancellation, termination or change except after at least thirty (30) days prior written notice to Lessor. All policies, or duty executed certificate or certificates for the same, together with satisfactory evidence of the payment of the premiums thereof, shall be deposited with Lessor not less than ten (10) days prior to the date Lessor delivers possession of the premises to Lessee, upon renewals of such policies not less than thirty (30) days prior to the expiration of the term of such coverage. If Lessee fails to comply with such requirements, Lessor may, but shall not be obligated to, obtain such insurance and keep the same in effect and Lessee shall pay Lessor the premium cost thereof upon demand. The Lessee shall, continually during the Demised Term, keep in full force and effect policies of public liability insurance with respect to the Demised Premises and the business operated by the Lessee and/or any subtenants of the Lessee in the Demised Premises, in which both the Lessor and the Lessee shall be named as parties covered thereby, and in which public liability insurance limits of liability shall not be less than set forth in this Section. The Lessee shall furnish the Lessor with a certificate of insurance or other acceptable evidence that such insurance is in force and the premium paid. Upon demand, Lessee shall provide Lessor, at Lessee's expense, with such increased amount of existing insurance, and such other insurance as Lessor or Lessor's lender may reasonably require to afford Lessor and Lessor's lender adequate protection. If, on account of the failure of Lessee to comply with the foregoing provisions, Lessor is adjudged a co-insurer by its insurance carrier, then, any loss or damage Lessor shall sustain by reason thereof, including attorneys' fees

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and costs, shall be borne by Lessee and shall be immediately paid by Lessee upon receipt of a bill therefor and evidence of such loss.

ARTICLE XII
Assignment and Liens

Section 12.01. Consent to Assignment. The Lessee agrees not to assign or transfer this lease or any estate or interest herein, without the previous written consent of the Lessor, which consent shall be unreasonably withheld. Consent by the Lessor to one or more assignments of this lease, or to one or more sublettings of the premises, shall not operate to extinguish the Lessor's rights under this Article, nor to release Lessee or any subsequent assignor of liability for performance of the terms of this lease.

Section 12.02. Assignment and Subletting -- Lessor's Consent. Lessee shall not enter into a subleasing arrangement without Lessor's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported sublet without Lessor's prior written consent shall be void and confer no rights upon any third person and, at Lessor's election, shall terminate this Lease. Each subtenant shall agree in writing, for the benefit of the Lessor, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Lessee. Notwithstanding anything contained herein, Lessee shall not be released from personal liability for the performance of each term, condition, and covenant of this Lease by reason of Lessor's consent to a sublease unless Lessor specifically grants such release in writing.

Section 12.03. Information to be Furnished. If Lessee desires at any time to sublet the Demised Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (i) the name and Identity of the proposed sub-lessee: (ii) the nature of the proposed sublessee's business to be carried on in the Demised Premises: (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises: and (iv) such financial information, including financial statements, as Lessor may reasonably request concerning the proposed sub-lessee.

Section 12.04. Exempt Sublets. Notwithstanding the above, Lessor's prior written consent shall not be required for an assignment of this Lease to a subsidiary, affiliate or parent corporation of Lessee, or a corporation into which Lessee merges or consolidates, if Lessee gives Lessor prior written notice of the name of any such assignee, and if the assignee assumes, in writing, for the benefit of Lessor all of Lessee's obligations under the Lease. An assignment or other transfer of this Lease to a purchaser of all or substantially all of the assets of Lessee shall be deemed a sublet requiring Lessor's prior written consent.

Section 12.05. Liens. Lessee shall keep the Demised Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Lessee and shall indemnify, defend and hold Lessor and its agents harmless from all claims, costs and liabilities, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Lessee shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Lessor within ten (10) days after written request by Lessor. Lessee shall give Lessor written notice of Lessee's intention to perform work on the Demised Premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Lessor to post and record a Notice of Non-responsibility. If Lessee falls to so remove any such lien within the prescribed twenty (20) day period, then Lessor may do so at Lessee's expense and Lessee shall reimburse Lessor for such amounts upon demand. Such reimbursement shall include all costs incurred by Lessor including Lessor's reasonable attorney's fees with interest thereon.

ARTICLE XIII
Access to Demised Premises

Section 13.01. By Lessor. The Lessor shall have the right to enter upon the Demised Premises at all reasonable hours for the purpose of exhibiting or inspecting the same or of making repairs, additions or alterations to the Demised Premises. If the Lessor deems any repairs required to be made by the Lessee necessary, it may demand that the Lessee make the same forthwith, and if the Lessee refuses or neglects to commence such repairs and to complete the same with reasonable dispatch, the Lessor may make or cause such repairs to be made and shall not be responsible to the Lessee for any loss or damage that may accrue to its stock or business by reason thereof: and if the lessor makes or causes such repairs to be made, the Lessee shall forthwith on demand pay to the Lessor the cost thereof plus a ten (10%) percent charge for service and overhead, with interest at ten (10%) percent per annum, and if it shall default in Such payment, the Lessor shall have all remedies provided herein.

ARTICLE XIV
Damage

Section 14.01. Lessor's obligation to Rebuild. If the Demised Premises are damaged or destroyed by fire or casualty, Lessor shall promptly and diligently repair the same unless either Lessor or Lessee has the right to terminate this Lease as provided herein and either party has elected to so terminate.

Section 14.02. Right to Terminate. Lessor shall have the right to terminate this Lease in the event of any of the following events occurs:

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


(i) Insurance proceeds are not available to pay one hundred (100%) percent of the cost of such repair, excluding the deductible for which Lessee shall be responsible:
(ii) The Demised Premises cannot, with reasonable diligence, be fully repaired by Lessor within two hundred seventy (270) days after the date of the damage or destruction or the insurance proceeds described in (i) have been made available to Lessor, whichever occurs later: or
(iii) The Demised Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers.

If Lessor elects to terminate this Lease, Lessor shall give Lessee written notice of its election to terminate within thirty (30) days after such damage or destruction or Landlord's receipt of information that the insurance proceeds described in (i) are inadequate, and this Lease shall terminate fifteen (15) days after the date Lessee receives such notice. If Lessor elects not to terminate the Lease, subject to Lessee's termination right set forth below, Lessor shall promptly commence the process of obtaining necessary permits and approvals and repair of the Demised Premises as soon as practicable, and this Lease will continue in full force and effect. All insurance proceeds from insurance as provided hereunder, excluding proceeds for Lessee's personal property shall be disbursed and paid to Lessor. Lessee shall be required to pay to Lessor the amount of any deductibles payable in connection with any insured casualties, Lessee shall have the right to terminate this Lease, if the Demised Premises cannot, with reasonable diligence and subject to Lessee delays, be fully repaired within one hundred eighty (180) days from the date of damage or destruction or the date that the insurance proceeds described in (i) became available to Lessor, whichever occurs later. The determination of the estimated repair period shall be made by Lessor in its good faith business judgment within thirty (30) days after such damage or destruction. Lessor shall deliver written notice of the repair period to Lessee after such determination has been made and after the insurance proceeds have become available to Lessor and Lessee shall exercise its right to terminate this Lease, if at all, within ten (10) days of receipt of such notice from Lessor.

Section 14.03. Limited Obligation to Repair. Lessor's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Demised Premises, and the Lessee improvements, as the case may be, as any or all of the same existed immediately prior to the casualty, excluding, however, any additional alterations or improvements made by Lessee.

Section 14.04. Non-abatement of Rent. Rent shall not abate during any period when, by reason of such damage or destruction, Lessee's enjoyment of the Demised Premises has been interfered with or interrupted. Lessee shall, however, not be in default of its obligations to timely pay rent under Section


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

15.01 if Lessee tenders the rental obligations covered by Lessee's business interruption insurance coverage by the first (1st) day of the month following receipt of those monies by the Lessee.

Section 14.05. Damage Near End of Demised Term. Anything herein to the contrary notwithstanding, if the Demised Premises are destroyed or damaged during the last twelve (12) months of the Demised Term, then Lessor or Lessee may, at their respective option, cancel and terminate this Lease as of the date of the occurance of such damage. If neither Lessor nor Lessee elects to so terminate this Lease, the repair of such damage shall be governed by Article XIV herein.

ARTICLE XV
Default and Remedies of the Lessor

Section 15.01. Lessee's Default. A default under this Lease by Lessee shall exist if any of the following occurs:
(i) If Lessee fails to pay Monthly Rent or any other sum required to be paid hereunder when due: or
(ii) If Lessee fails to perform any term covenant or condition of this Lease, except those requiring the payment of money, and Lessee fails to cure such breach within fifteen (15) days after written notice from Lessor where such breach could be reasonably cured within such fifteen (15) day period: provided, however, that where such failure could not reasonably be cured within the fifteen (15) day period, that Lessee shall not be in default if it commences such cure within the fifteen (15) day period and thereafter diligently prosecutes same to completion, which completion shall occur not later than sixty
(60) days from the date of receipt of written notice of Lessors or
(iii) If Lessee assigns its assets for the benefit of its creditors or
(iv) If the sequestration or attachment of or execution on any material part of Lessee's personal property essential to the conduct of Lessee's business occurs, and Lessee fails to obtain a return or release of such personal property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or
(v) If Lessee fails to continuously or uninterruptedly conduct its business in the Demised Premises, or shall have abandoned or vacated the Demised Premises: or
(vi) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Lessee to be insolvent: or approving as properly filed a petition seeking reorganization of Lessee: or directing the winding up or liquidation of Lessee and such decree or order shall have continued for a period of thirty (30) days.

Section 15.02. Remedies. Upon a default, Lessor shall have the following remedies, in addition to all other rights and remedies provided by law or

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
otherwise provided in this Lease, to which Lessor may resort cumulatively or in the alternative:
(i) Lessor may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Lessor does not terminate this Lease, and Lessor shall have the right to collect Monthly Rent when due.
(ii) Lessor may terminate Lessee's right to possession of the Demised Premises at any time by giving written notice to that effect, and relet the Demised Premises or any part thereof.
Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Demised Premises or any part thereof, including without limitation, broker's commissions, expenses of cleaning and redecorating the Demised Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Lessor other than giving written notice to Lessee shall terminate this Lease. Acts of maintenance, efforts to relet the Demised Premises or the appointment of a receiver on Lessor's initiative to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession. On termination, Lessor has the right to remove all Lessee's personal property and store same at Lessee's cost and to recover from Lessee as damages:
(a) The worth at the time of aware of unpaid Rent and other sums due and payable which had been earned at the time of termination plus
(b) The worth at the time of award of the amount by which the unpaid Monthly Rent for the balance of the Lease, and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Monthly Rent loss that Lessee proves could have been reasonably avoided: plus
(c) The worth at the time of award of the amount by which the unpaid Monthly Rent and other sums due and payable for the balance of the Demised Term after the time of award exceeds the amount of such Monthly Rent loss that Lessee proves could be reasonably avoided plus
(d) Any other amount necessary which is to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform Lessee's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom', including, without limitation, any costs or expenses incurred by Lessor
(1) In retaking possession of the Demised Premises:
(2) In maintaining, repairing preserving, restoring, replacing, cleaning, altering or rehabilitating the Demised Premises or any portion thereof, including such acts for reletting to a new lessee or lessees:
(3) for leasing commissions or
(4) for any other costs necessary or appropriate to relet the Demised Premises plus (e) At Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Michigan.


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
The "worth at the time of award" of the amounts referred to in Paragraphs (a) and (b) above is computed by allowing interest at the interest rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at time of award" of the amount referred to in Paragraph (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Detroit at the time of award plus one percent (1%). Lessee waives redemption or relief from forfeiture hereunder in accordance with Michigan law, in the event Lessee is evicted or Lessor takes possession of the Demised Premises by reason of any default of Lessee hereunder.

(iii) Lessor may, with or without terminating this Lease, re-enter the Demised Premises and remove all persons and property from the Demised Premises: such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee, No re-entry or taking possession of the Demised Premises of Lessor pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee.

Section 15.03. Lessor's Default. Lessor shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice from Lessee to Lessor specifying the nature of such defaults provided, however, that if the nature of the Lessor`s obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

ARTICLE XVI
Eminent Domain

Section 16.01. Total Condemnation. If the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public purpose, then the term of this lease shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid up to that date and the Lessee shall have no claim against Lessor for the value of any unexpired term of this lease.

Section 16.02. Partial Compensation. If any part if the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public purpose, and in the event that such partial taking or condemnation shall render the balance of the Demised Premises unsuitable for the business of the Lessee, then the term of this lease shall cease and terminate as of the date of title vesting in such proceeding and Lessee shall have no claim against Lessor for the value of any unexpired term of this lease. In the event of a partial taking of condemnation which is not extensive enough to render the premises unsuitable

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

for the business of the Lessee, then Lessor shall promptly restore the Demised Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this lease shall continue in full force and effect.

ARTICLE XVII
Subordination

Section 17.01. Subordination. This Lease is subject and subordinate to any mortgages (collectively "Encumbrances") which may now affect the Demised Premises and to all renewals, modifications, consolidations, replacements and extensions thereof provided, however, if the holder or holders of any such Encumbrance ("Holder") shall require that this Lease be prior and superior thereto, Lessee shall, within seven (7) days after written request from Lessor, execute, have acknowledged and deliver any and all reasonable documents or instruments, which Lessor or Holder deems necessary or desirable for such purposes, Lessor shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Demised Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without full regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Lessee is not in default. Holder agrees to recognize Lessee's rights under this Lease as long as Lessee shall pay the Monthly Rent and observe and perform all the provisions of this Lease to be observed and performed by Lessee. Lessor shall obtain a nondisturbance agreement from the Holder of any Encumbrance which provides for such recognition of Lessee's rights under this Lease. Within ten (103 days after Lessor's written request, Lessee shall execute any and all documents required by lessor or the Holder required to make this Lease subordinate to any lien of the Encumbrance. If Lessee fails to do so, it shall be deemed that this Lease is subordinated. Notwithstanding anything to the contrary set forth in this paragraph. Lessee hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Demised Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

ARTICLE XVIII
Notices

Section 18.01. Manner of Giving. All notices to be given hereunder shall be deemed to be properly given if, in the case of notices by the Lessor to the Lessee, they are addressed to Lessee at 620 South Platt Road, Milan, Michigan 48160, or such other address as the Lessee may from time to time furnish to the

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
Lessor in writing for such purpose: and, in the case of notices by the Lessee to the Lessor, if they are addressed to Lessor at 3425 Parkside Drive, Flint, MI 48503, or such other address as the Lessor may from time to time furnish to the Lessee in writing for such purpose. All notices shall be in writing and shall be mailed by certified or registered mail, with return receipt requested, in an envelope addressed as above described, no later than the date upon which notice is required to be given pursuant to the terms of this lease. All such notice shall be deemed given when so certified or registered and deposited in the United States' mail, postage prepaid.

ARTICLE IXX
Construction

Section 19.01. Relationship of Parties and Construction of Amendment. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of being agreed that neither any provision named herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. This agreement shall be constructed without reference to titles of Articles and Sections, which are inserted for convenience of reference only.

ARTICLE XX
Consent Not Unreasonably Withheld: Non-Waiver

Section 20.01. Lessor's Consent. The Lessor agrees that whenever under this Agreement provision is made for the Lessee securing the written consent of the Lessor, such written consent shall not be unreasonably withheld Section 20.02. No Implied Waiver. No Waiver of condition or covenant of this Lease by either party hereto shall be deemed to imply or constitute a further waiver by such party of the same or any other condition or covenant.

Article XXI
Miscellaneous Terms and Provisions

Section 21.01. Supersedes - All Prior Agreements. This Agreement supersedes and replaces all prior agreements between the parties hereto pertaining to the subject matter herein.

Section 21.02. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Michigan.


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
Section 21.03. Invalid Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

Section 21.04. Binding Effect. This Agreement shall be binding upon the parties hereto, their respective heirs, legal representatives, executors, administrators, successors and assigns. Any right given or duty imposed upon the estate of the deceased party shall inure to the benefit of and be binding upon the fiduciary of such decendents estate, his or its fiduciary capacity.

Section 21.05. Right of First Refusal. The Lessor hereby agrees to give to the Lessee a right of first refusal with respect to the sale of the Demised Premises in accordance with the further terms and conditions contained herein. This covenant shall require that in the event the Lessor desires to sell the Demised Premises, then the Lessor shall first offer such property for sale to the lessee stating the terms and conditions and allowing the Lessee fifteen (15) days in which to elect to purchase the said property in accordance with said terms and condition or to decline. If the Lessee fails to accept or reject the offer within the fifteen (15) day period, it shall be to be rejected. The offer may be accepted if the Lessee delivers in writing to the Lessor that Lessee's intent to accept the offer and delivers a deposit equal to Twenty-five (25%) percent of the purchase price.

Section 21.06. Attorneys' Fees. If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, or other sums due, to terminate the tenancy of the Demised Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

Section 21.07. Late Payment Charges. Lessee acknowledges that late payment by Lessee to Lessor of Rent and other charges provided for under this Lease will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Lessee is not received by Lessor when due, Lessee shall pay to Lessor, an additional sum equal to ten (10%) percent of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of the late payment by Lessee.

Section 21.09. Estoppel Certificates. Lessee shall within ten (10) days following written request by Lessor: (i) Execute and deliver to Lessor any documents, including estoppel certificates, in the form prepared by Lessor (a) certifying that this Lease is unmodified and in full force and effect, or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, and the date to which the Monthly Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor, or, if there are uncured defaults on the part of Lessor stating the nature of such uncured defaults and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Lessor to be secured by deed of trust or mortgage covering the Demised Premises or a purchaser of the Demised Premises from Lessors Lessee's failure to deliver an estoppel certificate within ten (10) days after delivery of Lessor's written request therefor shall be conclusive upon Lessee (a) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (b) that there are now no uncured defaults in Lessor's performance and (c) that no Monthly Rent has been paid in advance. If Lessee fails to so deliver a requested estoppel certificate within the prescribed time, it shall be, conclusively presumed that the Lease is unmodified and in full force and effect except as represented by Lessor.
(ii) Deliver to lessor the Current Financial statements of Lessee, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

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         IN WITNESS WHEREOF, the parties have hereunder set their hands and seals the day and year first above written.

 In the Presence of:                       LESSOR:
                                           620 Platt Road, LLC

                                           /s/
---------------------                      ------------------------------------
                                           By:

---------------------

                                           LESSEE:
                                           The Colonel's Truck Accessories, Inc.


                                           By: /s/
---------------------                      ------------------------------------
                                           Its:
---------------------


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